2025 company and segment revenue by end-use market

Advanced Materials


Personal Care and Wellness 5%
Other Markets 3%
Consumables 6%
Transportation 34%
Building and Construction 15%
Medical and Pharma 15%
Durables and Electronics 22%

Additives & Functional Products


Other Markets 13%
Food, Feed, and Agriculture 20%
Consumables 6%
Durables and Electronics 8%
Personal Care and Wellness 16%
Building and Construction 8%
Water Treatment and Energy 13%
Transportation 16%

Chemical Intermediates


Food, Feed, and Agriculture 4%
Other Markets 4%
Transportation 5%
Durables and Electronics 6%
Industrial Chemicals 42%
Water Treatment and Energy 6%
Consumables 11%
Building and Construction 22%

Total Eastman


Other Markets 5%
Water Treatment and Energy 6%
Transportation 18%
Medical and Pharma 6%
Personal Care and Wellness 7%
Building and Construction 12%
Food, Feed, and Agriculture 8%
Durables and Electronics 11%
Consumables 8%
Industrial Chemicals 9%
Filter Media 10%

*2025 revenue by end-use market includes an updated coding of some products from "Other Markets" into markets ultimately associated with the products' end use, particularly in Chemical Intermediates. To improve year-over-year comparability, 2024 revenue by end-use market is being shared using the same updated coding.

EASTMAN

2024 company and segment revenue by end-use market

Advanced Materials



Personal Care and Wellness 5%
Other Markets 2%
Consumables 6%
Medical and Pharma 14%
Transportation 36%
Building and Construction 16%
Durables and Electronics 21%

Additives & Functional Products



Other Markets 13%
Food, Feed, and Agriculture 20%
Consumables 7%
Durables and Electronics 7%
Transportation 15%
Building and Construction 9%
Personal Care and Wellness 14%
Water Treatment and Energy 15%

Chemical Intermediates



Other Markets 8%
Water Treatment and Energy 5%
Industrial Chemicals 35%
Transportation 6%
Food, Feed, and Agriculture 6%
Durables and Electronics 8%
Building and Construction 18%
Consumables 14%

Total Eastman



Other Markets 5%
Water Treatment and Energy 6%
Transportation 18%
Personal Care and Wellness 6%
Medical and Pharma 6%
Building and Construction 12%
Food, Feed, and Agriculture 7%
Industrial Chemicals 8%
Filter Media 12%
Consumables 9%
Durables and Electronics 11%

*2025 revenue by end-use market includes an updated coding of some products from “Other Markets” into markets ultimately associated with the products’ end use, particularly in Chemical Intermediates. To improve year-over-year comparability, 2024 revenue by end-use market is being shared using the same updated coding.

EASTMAN